Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

of

GTSI CORP.

at

$7.75 NET PER SHARE

Pursuant to the Offer to Purchase dated May 18, 2012

by

UNICOM SUB ONE, INC.

a wholly owned subsidiary of

UNICOM SYSTEMS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 15, 2012, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (i) certificates representing shares of common stock, par value $0.005 per share (the “Shares”), of GTSI Corp., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, mail or courier to the Depositary. See Section 3 in the Offer to Purchase.

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Telephone No.: 877-248-6417

If delivering by mail:	If delivering by hand or courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to UNICOM SUB ONE, INC., a Delaware corporation and a wholly owned subsidiary of UNICOM Systems, Inc., a California corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 18, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.005 per share (the “Shares”), of GTSI Corp., a Delaware corporation (“GTSI”), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No.(s) (if available):	Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)
☐ Check here if Shares will be tendered by book entry transfer.	Area Code and
Tel. No.:
(Daytime telephone number)
Name of Tendering Institution:

DTC Account Number:
Dated: , 2012	Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Stock Market trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
(Authorized Signature)
Address:	Name:
(Please type or print)
(Zip Code)
Title:
Area Code and Tel. No.:	Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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